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                                                                     EXHIBIT 23

                            CONSENT AND REPORT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




UTAH RESOURCES INTERNATIONAL, INC.

        We hereby consent to the use in this Registration Statement our report dated January 28, 1998, except for note 16, which is dated February 27, 1998, relating to the consolidated financial statements of Utah Resources International, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                        TANNER + CO.




Salt Lake City, Utah
October ___, 1998